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                                                                      EXHIBIT 21

                      SUBSIDIARIES OF AIRNET SYSTEMS, INC.



Name of Subsidiary                                        State of Incorporation
------------------                                        ----------------------

Float Control, Inc.                                       Michigan
AirNet Management, Inc.                                   Ohio


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